THE CHEFS’ WAREHOUSE, INC. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2015 Financial Results

Ridgefield, CT, May 6, 2015 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 27, 2015.

Financial highlights for the first quarter of 2015 compared to the first quarter of 2014:

•	Net sales increased 6.3% to $198.9 million for the first quarter of 2015 from $187.2 million for the first quarter of 2014.
•	Net income available to common stockholders was $967,000 for the first quarter of 2015 compared to $989,000 in the first quarter of 2014.
•	Earnings per diluted share available to common stockholders was $0.04 for the first quarter of 2015 compared to $0.04 for the first quarter of 2014.
•	Modified pro forma earnings per diluted share available to common stockholders[1] was $0.08 per diluted share for the first quarter of 2015 compared to $0.06 per diluted share for the first quarter of 2014.
•	Adjusted EBITDA[1] was $7.6 million for the first quarter of 2015 compared to $7.2 million for the first quarter of 2014.

“2015 is off to a good start with organic growth of nearly 6% in the first quarter. We also experienced case growth of over 5% and unique customer and placement growth in the high single to low double digits,” said Chris Pappas, chairman and chief executive officer of The Chefs' Warehouse, Inc. “We are also thrilled to have closed on the acquisition of Del Monte Meat Company subsequent to quarter end, which significantly strengthens our protein category, as well as our presence in the northern California market. During the remainder of 2015 we will focus on our integration of Del Monte, continue improving the performance of our Allen Brothers subsidiary, and begin distribution from our new Bronx, Chicago, Las Vegas and San Francisco facilities. We are very excited about the long-term potential growth that all these initiatives will deliver.”

First Quarter Fiscal 2015 Results

Net sales for the quarter ended March 27, 2015 increased approximately 6.3% to $198.9 million from $187.2 million for the quarter ended March 28, 2014. The increase in net sales was primarily the result of organic growth, as well as the acquisition of Euro Gourmet in October 2014. This acquisition accounted for approximately $800,000 of net sales growth for the quarter. Organic growth contributed approximately $10.9 million, or 5.8%, to year-over-year growth. Adverse weather, primarily in the Northeast, negatively impacted sales by approximately $2.5 to $3.0 million in the first quarter of 2015. In addition, weather negatively impacted net sales in the prior year quarter by approximately $2.0 million. Compared to the first quarter of 2014, the Company’s case count grew approximately 5.3%, number of unique customers grew 13.2% and placements grew 6.9% in our core business, adjusted for acquisitions, in the first quarter of 2015. Inflation was approximately 4.0% during the quarter, driven largely by the protein categories.

Gross profit increased approximately 9.3% to $50.3 million for the first quarter of 2015 from $46.1 million for the first quarter of 2014. Gross profit margin increased approximately 70 basis points to 25.3% from 24.6%. This increase was due primarily to increased margins in our core specialty categories, offset in part by a decrease in margins in our pastry category and our Allen Brothers subsidiary.

Total operating expenses increased by approximately 11.5% to $47.2 million for the first quarter of 2015 from $42.3 million for the first quarter of 2014. As a percentage of net sales, operating expenses were 23.7% in the first quarter of 2015 compared to 22.6% in the first quarter of 2014. The increase in the Company’s operating expense ratio is primarily attributable to increased labor costs, investments in management and IT infrastructure, increased bad debt expense and transaction costs related to the Company’s acquisition of Del Monte, offset in part by reduced fuel and freight delivery costs.

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Operating income for the first quarter of 2015 was $3.1 million compared to $3.8 million for the first quarter of 2014. As a percentage of net sales, operating income was 1.6% in the first quarter of 2015 compared to 2.0% in the prior year’s first quarter. The decrease in operating income as a percentage of net sales was driven by higher operating expenses as discussed above.

Net income available to common stockholders was $967,000, or $0.04 per diluted share, for the first quarter of 2015 compared to $989,000, or $0.04 per diluted share, for the first quarter of 2014.

On a non-GAAP basis, adjusted EBITDA was $7.6 million for the first quarter of 2015 compared to $7.2 million for the first quarter of 2014. For the first quarter of 2015, modified pro forma net income available to common stockholders1 was $1.9 million and modified pro forma EPS1 was $0.08 compared to modified pro forma net income available to common stockholders of $1.5 million and modified pro forma EPS of $0.06 for the first quarter of 2014.

Full Year 2015 Guidance

Based on first quarter results, as well as current trends in the business, the Company is adjusting its full year 2015 guidance and now expects the following:

•	Net sales between $1.0 billion and $1.1 billion
•	Adjusted EBITDA between $67.8 million and $70.8 million
•	Net income between $15.5 million and $18.0 million
•	Net income per diluted share between $0.56 and $0.65
•	Modified pro forma net income per diluted share between $0.69 and $0.78

This guidance is based on an effective tax rate of approximately 41.5% and fully diluted shares of approximately 27.5 million shares.

First Quarter 2015 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2015 financial results today at 4:30 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13608228. The replay will be available until Wednesday, May 19, 2015, and an online archive of the webcast will be available on the Company’s investor relations website.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the results of the ongoing New York state tax audit and the Company’s efforts to negotiate the final amount of any assessment; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company's vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company's specialty food products; the ability to effectively price the Company's specialty food products and reduce the Company's expenses; the relatively low margins of the foodservice distribution industry and the Company's and its customers' sensitivity to inflationary and deflationary pressures; the Company's ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company's ability to open, and begin servicing customers from, new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company's management team and the Company's ability to replace such personnel; and the strain on the Company's infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2015 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

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About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 31,800 products to more than 22,600 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN WEEKS ENDED MARCH 27, 2015 AND MARCH 28, 2014

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2015	March 28, 2014

Net Sales	$198,876	$187,183
Cost of Sales	148,537	141,115
Gross Profit	50,339	46,068

Operating Expenses	47,199	42,317
Operating Income	3,140	3,751

Interest Expense	1,836	2,059
Gain on Disposal of Assets	(349)	—

Income Before Income Taxes	1,653	1,692

Provision for Income Tax Expense	686	703

Net Income Available to Common Stockholders	$967	$989

Net Income Per Share Available to Common Stockholders:
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

Weighted Average Common Shares Outstanding:
Basic	24,666,557	24,618,054
Diluted	24,722,275	24,839,563

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 27, 2015 AND DECEMBER 26, 2014

(unaudited; in thousands)

	March 27, 2015	December 26, 2014

Cash	$1,960	$3,328
Accounts receivable, net	92,829	96,896
Inventories, net	71,046	75,528
Deferred taxes, net	4,529	3,500
Prepaid expenses and other current assets	7,480	9,755
Total current assets	177,844	189,007

Equipment and leasehold improvements, net	55,192	47,938
Software costs, net	5,100	5,358
Goodwill	78,449	78,508
Intangible assets, net	48,996	50,485
Other assets	4,753	4,897
Total assets	370,334	376,193

Accounts payable	43,972	43,157
Accrued liabilities	15,594	19,522
Accrued compensation	3,965	6,645
Current portion of long-term debt	7,580	7,736
Total current liabilities	71,111	77,060

Long-term debt, net of current portion	136,672	135,800
Deferred taxes, net	7,972	8,067
Other liabilities	6,876	8,472
Total liabilities	222,631	229,399

Preferred stock	—	—
Common stock	251	250
Additional paid in capital	98,068	97,966
Cumulative translation adjustment	(854)	(693)
Retained earnings	50,238	49,271
Stockholders' equity	147,703	146,794
Total liabilities and stockholders' equity	$370,334	$376,193

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CASH FLOW STATEMENT

FOR THE THIRTEEN WEEKS ENDED MARCH 27, 2015 AND MARCH 28, 2014

(unaudited; in thousands)

	March 27, 2015	March 28, 2014

Cash flows from operating activities:
Net Income	$967	$989

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	887	797
Amortization	1,345	1,468
Provision for allowance for doubtful accounts	662	130
Deferred credits	(15)	37
Deferred taxes	(722)	(929)
Amortization of deferred financing fees	284	216
Stock compensation	324	355
Gain on disposal of assets	(349)	—
Change in fair value of earnout	40	195
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	3,272	2,246
Inventories	4,249	52
Prepaid expenses and other current assets	2,268	10,682
Accounts payable and accrued liabilities	(5,762)	(2,900)
Other liabilities	(156)	(2,720)
Other assets	(87)	(155)
Net cash provided by operating activities	7,207	10,463

Cash flows from investing activities:
Capital expenditures	(9,053)	(5,817)
Proceeds from asset disposals	1,516	—
Net cash used in investing activities	(7,537)	(5,817)

Cash flows from financing activities:
Change in restricted cash	—	3,507
Payment of debt	(1,884)	(1,758)
Payment of deferred financing fees	—	(17)
Borrowings under revolving credit line	24,300	—
Payments under revolving credit line	(21,700)	—
Cash paid for contingent earnout obligation	(1,420)	—
Surrender of shares to pay withholding taxes	(222)	(233)
Net cash (used in) provided by financing activities	(926)	1,499

Effect of foreign currency translation on cash and cash equivalents	(112)	(31)

Net increase (decrease) in cash and cash equivalents	(1,368)	6,114
Cash and cash equivalents at beginning of period	3,328	20,014
Cash and cash equivalents at end of period	$1,960	$26,128

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN WEEKS ENDED MARCH 27, 2015 AND MARCH 28, 2014

(unaudited; in thousands)

	Thirteen Weeks Ended
	March 27, 2015	March 28, 2014

Net Income:	$967	$989
Interest expense	1,836	2,059
Depreciation	887	797
Amortization	1,345	1,468
Provision for income tax expense	686	703
EBITDA (1)	5,721	6,016

Adjustments:
Stock compensation (2)	324	355
Duplicate rent (3)	392	462
Investigation Costs (4)	—	395
Integration/Deal Costs (5)	1,014	—
Moving expenses (6)	119	—

Adjusted EBITDA (1)	$7,570	$7,228

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as peformance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

5.	Represents due diligence, legal and other transaction costs related to the Del Monte acquisition.

6.	Represents moving expenses for the consolidation of our Bronx, NY facility.

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN WEEKS ENDED MARCH 27, 2015 AND MARCH 28, 2014

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 27, 2015	March 28, 2014

Net Income Available to Common Stockholders	$967	$989

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate Rent (2)	392	462
Investigation Costs (3)	—	395
Integration/Deal Costs (4)	1,014	—
Moving Expenses (5)	119	—
Tax Effect Adjustments (6)	(633)	(356)

Total Adjustments	892	501

Modified Pro Forma Net Income Available to Common Stockholders	$1,859	$1,490

Diluted Earnings per Share - Modified Pro Forma	$0.08	$0.06

Diluted Shares Outstanding - Modified Pro Forma	24,722,275	24,839,563

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating peformance or that vary widely among similar companies.

2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

4.	Represents due diligence, legal and other transaction costs related to the Del Monte acquisition.

5.	Represents moving expenses for the consolidation of our Bronx, NY facility.

6.	Represents the tax effect of items 2 through 5 above.

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2015

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$15,500	$18,000
Provision for income tax expense	11,000	12,800
Depreciation & amortization	20,000	19,000
Interest expense	14,000	13,000
EBITDA (1)	60,500	62,800

Adjustments:
Stock compensation (2)	2,000	2,000
Duplicate rent (3)	800	1,000
Transaction and related costs (4)	4,500	5,000

Adjusted EBITDA (1)	$67,800	$70,800

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

4.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's acquisition of Del Monte.

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THE CHEFS' WAREHOUSE, INC. 2015

FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2015 MODIFIED

PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.56	$0.65

Duplicate occupancy costs (3)	0.02	0.02
Transaction and related costs (4)	0.11	0.11

Modified pro forma net income per diluted share	$0.69	$0.78

1.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of approximately 27.5 million shares.

3.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

4.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's acquisition of Del Monte.

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